Applied UV Announces Closing of $8.0 Million Underwritten Public Offering

MOUNT VERNON, NY / ACCESSWIRE / December 31, 2021 / Applied UV, Inc. (NASDAQ:AUVI)(NASDAQ:AUVIP) ("Applied UV" or the "Company"), an industry leader in air and surface pathogen elimination technology, today announced the closing of its previously announced underwritten public offering of 2,666,667 shares of common stock (the "Common Stock") at a public offering price of $3.00 per share, for aggregate gross proceeds of approximately $8.0 million, prior to deducting underwriting discounts, commissions, and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 400,000 shares of Common Stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any.

The Company expects to use the net proceeds of this offering for general corporate purposes, including new investments and acquisitions.

EF Hutton, division of Benchmark Investments, LLC, acted as sole book-running manager for the offering.

A registration statement on Form S-1, as amended (File No. 333-261892), was filed with the Securities and Exchange Commission ("SEC") and was declared effective on December 28, 2021. A final prospectus relating to the offering was filed with the SEC on December 30, 2021 and is available on the SEC's website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

About Applied UV

Applied UV is focused on the development and acquisition of technology that address infection control in the healthcare, hospitality, commercial and municipal markets. The Company has two wholly owned subsidiaries - SteriLumen, Inc. ("SteriLumen") and Munn Works, LLC ("Munn Works"). SteriLumen's connected platform for Data Driven Disinfection™ applies the power of ultraviolet light (UVC) to destroy pathogens safely, thoroughly, and automatically, addressing the challenge of healthcare-acquired infections ("HAIs"). Targeted for use in facilities that have high customer turnover such as hospitals, hotels, commercial facilities, and other public spaces, the Company's Lumicide™ platform uses UVC LEDs in several patented designs for infection control in and around high-traffic areas, including sinks and restrooms, killing bacteria, viruses, and other pathogens residing on hard surfaces within the devices' proximity. The Company's patented in-drain disinfection device, Lumicide Drain, is the only product on the market that addresses this critical pathogen intensive location. SteriLumen's Airocide® products for air purification, developed for NASA and FDA Cleared as class II medical devices, utilize a proprietary photo-catalytic bioconversion technology that draws air into a reaction chamber that converts damaging molds, microorganisms, dangerous pathogens, destructive VOCs and biological gasses into harmless water vapor without producing ozone or other harmful byproducts. Airocide® applications include healthcare, hospitality, grocery chains, wine making facilities, commercial real estate, schools, dental offices, and homes.

For more information about Applied UV, Inc., and its subsidiaries, please visit the following websites: https://www.applieduvinc.com/; https://sterilumen.com/; https://munnworks.com/.

Forward-Looking Statements

The information contained herein may contain "forward-looking statements." Forward-looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of Applied UV concerning the closing of the public offering, its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Contact:

Applied UV Investor Relations
Kevin McGrath
TraDigital IR
+1-646-418-7002
kevin@tradigitalir.com

SOURCE: Applied UV, Inc.